                                                                  Exhibit 10 (t)


Magellan Petroleum Australia Limited

Magellan Petroleum Corporation

LOAN AGREEMENT

Ref: GTS 9032395
(C) Corrs Chambers Westgarth

                                                                               .
                                                                               .
                                                                               .

Contents

1  INTERPRETATION                                                     1
   1.1  Definitions                                                   1
   1.2  Construction                                                  2

2  CONDITIONS PRECEDENT                                               3
   2.1  Conditions precedent                                          3
   2.2  Satisfaction of conditions precedent                          3

3  LOAN                                                               3

4  INTEREST                                                           3
   4.1  Payment and rate                                              3
   4.2  Computation                                                   3
   4.3  Capitalisation                                                3
   4.4  Merger                                                        4

5  REPAYMENT AND PREPAYMENT                                           4
   5.1  Repayment                                                     4
   5.2  Prepayment                                                    4

6  PAYMENTS                                                           4
   6.1  Place, manner and time of payment                             4
   6.2  Withholding and other Taxes                                   4
   6.3  Appropriation                                                 4

7  REPRESENTATIONS AND WARRANTIES                                     5
   7.1  Nature                                                        5
   7.2  General                                                       5

8  EVENTS OF DEFAULT                                                  6
   8.1  Nature                                                        6
   8.2  Acceleration                                                  7

9  COSTS AND EXPENSES                                                 7
   9.1  Reimbursement of costs and expenses                           7
   9.2  Taxable supply                                                7
   9.3  Adjustment events                                             7
   9.4  Payments                                                      7
   9.5  GST terminology                                               8

10 GENERAL                                                            8
   10.1 Financier's determination and certificate                     8
   10.2 Supervening legislation                                       8
   10.3 Business days                                                 8
   10.4 Amendment                                                     8
   10.5 Waiver and exercise of rights                                 8
   10.6 Approval and consent                                          9
   10.7 Assignment                                                    9

                                                                          page i

10.8   Counterparts                                                   9
10.9   Governing law and jurisdiction                                 9
10.10  Joint and several liability                                    9
10.11  Notices                                                        9

                                                                         page ii

      DATE

      Parties

      MAGELLAN PETROLEUM AUSTRALIA LIMITED ACN 009 728 581 of Level 10, 145 Eagle Street, Brisbane, Queensland (COMPANY)

      MAGELLAN PETROLEUM CORPORATION a company incorporated in the State of Delaware, United States of America, of 10 Columbus Boulevard, Hartford, Connecticut, United States of America (FINANCIER)

      Agreed terms

1     Interpretation

1.1   DEFINITIONS

      In this document:

      BASE RATE means, in relation to an Interest Period:

      (a) the rate (expressed as a rate per centum per annum) being the arithmetic average of the rates rounded to the nearest two decimal places quoted to the Company on the First Business Day of the Interest Period by each of National Australia Bank, Australia and New Zealand Banking Group Limited and Suncorp-Metway Limited as the rate which they would be prepared to pay in respect of 30 day term deposits of an amount similar to the amount of the Principal;

      (b) if one or more but not all of the banks referred to in paragraph (a) do not quote those rates, the rate will be determined on the basis of the quotations of the quoting banks; or

      (c)   if:

            (i) all of the banks referred to in paragraph (a) do not quote those rates,

            the Base Rate will be the rate per centum per annum reasonably determined by the Financier having regard to other bases and rates quoted by other Australian banks which the Financier determines to be as near as practicable to the bases used to determine the rate in paragraph (a).

      BUSINESS DAY means a day which is not a Saturday, Sunday or bank or public holiday in Brisbane.

      DRAWDOWN DATE means the date agreed to between the Company and the Financier and on which the Principal is advanced by the Financier to the Company.

      EVENT OF DEFAULT means any event or circumstance described in CLAUSE 8.1.

      INTEREST PAYMENT DATE means the last day of each period of 1 year which ends during the period from the Drawdown Date until the Repayment Date and with the final Interest Payment Date being the Repayment Date.

      INTEREST PERIOD means each successive period of 1 year from the Drawdown Date.

      INTEREST RATE means the Base Rate less 0.25% per annum.

      MATERIAL ADVERSE EFFECT means a material adverse effect on either:

      (a) the ability of the Company to comply with its obligations under this document; or

      (b)   the effectiveness or enforceability of this document.

      OUTSTANDING PRINCIPAL means so much of the Principal as remains unrepaid from time to time.

      PRINCIPAL means $5,365,000.00.

      REPAYMENT DATE means the date being 5 years from the Drawdown Date.

      SECURITY INTEREST means any interest or right which secures the payment of a debt or other monetary obligation or the compliance with any other obligation.

      TAX means a tax (including any tax in the nature of a goods and services tax), rate, levy, impost or duty (other than a tax on the net overall income of the Financier) and any interest, penalty, fine or expense relating to any of them.

1.2   CONSTRUCTION

      Unless expressed to the contrary, in this document:

      (a)   words in the singular include the plural and vice versa;

      (b)   any gender includes the other genders;

      (c) if a word or phrase is defined its other grammatical forms have corresponding meanings;

      (d)   a reference to:

            (i) a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority; and

            (ii) a person includes the person's legal personal representatives, successors, assigns and persons substituted by novation; and

      (e)   "$" or "dollars" is a reference to Australian currency.

2     Conditions precedent

2.1   CONDITIONS PRECEDENT

      The obligation of the Financier to lend the Principal is subject to the conditions precedent that:

      (a) the representations and warranties set out in CLAUSE 7.1 are correct and not misleading as at the Drawdown Date; and

      (b) no Event of Default or potential Event of Default subsists as at the Drawdown Date.

2.2   SATISFACTION OF CONDITIONS PRECEDENT

      The Company must use its best endeavours to satisfy the conditions precedent.

3     Loan

      (a) Subject to CLAUSE 2, the Financier must lend the Principal to the Company on the Drawdown Date.

      (b) The Company must only use the Principal for purposes of its working capital, investment on the short term money market or such other purposes agreed to in writing by the Financier.

4     Interest

4.1   PAYMENT AND RATE

      The Company must pay interest on the Outstanding Principal and any interest capitalised under clause 4.3(a) and such interest must be paid on each Interest Payment Date. Interest is payable at the Interest Rate.

4.2   COMPUTATION

      Interest will:

      (a)   accrue from day to day;

      (b) be computed from and including the day when the money on which interest is payable becomes owing to the Financier by the Company until but excluding the day of payment of that money; and

      (c) be calculated on the actual number of days elapsed on the basis of a 365 day year.

4.3   CAPITALISATION

      (a) The Financier may capitalise, on a monthly or such other periodical basis as the Financier determines, any part of any interest which becomes due and payable and is not paid on its due date.

      (b) Interest is payable in accordance with this document on capitalised interest.

4.4   MERGER

      If the liability of the Company to pay to the Financier any money payable under this document becomes merged in any deed, judgment, order or other thing, the Company must pay interest on the amount owing from time to time under that deed, judgment, order or other thing at the higher of the rate payable under this document and that fixed by or payable under that deed, judgment, order or other thing.

5     Repayment and prepayment

5.1   REPAYMENT

      The Company must, subject to CLAUSE 8.2, repay the Outstanding Principal to the Financier on the Repayment Date.

5.2   PREPAYMENT

      The Company must not prepay the Principal or any part of it except with the prior written consent of the Financier, which consent may be given on terms.

6     Payments

6.1   PLACE, MANNER AND TIME OF PAYMENT

      The Company must make payments to the Financier under this document:

      (a)   at a place and in a manner reasonably required by the Financier;

      (b) by 11.00 am local time in the place where payment is required to be made; and

      (c) in immediately available funds and without set-off, counter claim, condition or, unless required by law, deduction or withholding.

6.2   WITHHOLDING AND OTHER TAXES

      If the Company is required by law to deduct or withhold Taxes from any payment it must:

      (a)   make the required deduction and withholding;

      (b) pay the full amount deducted or withheld in accordance with the relevant law;

      (c)   deliver to the Financier the original receipt for each payment; and

      (d) make the payment to the Financier net of any deduction or withholding under clause 6.2(a).

6.3   APPROPRIATION

      The Financier may appropriate any payment towards the satisfaction of any money due for payment by the Company in relation to this document in any way that the Financier thinks fit and despite any purported appropriation by the Company.

7     Representations and warranties

7.1   NATURE

      The Company represents and warrants that:

      (a) DULY INCORPORATED: it is duly incorporated in accordance with the laws of its place of incorporation, validly exists under those laws and has the capacity to sue or be sued in its own name and to own its property and conduct its business as it is being conducted;

      (b) CAPACITY: it has capacity unconditionally to execute and deliver and comply with its obligations under this document;

      (c) BINDING OBLIGATIONS: this document constitutes the valid and legally binding obligations of the Company and is enforceable against it by the Financier in accordance with its terms;

      (d) NO CONTRAVENTION: the unconditional execution and delivery of, and compliance with its obligations by the Company under, this document do not contravene:

            (i)   any law or directive from a government body;

            (ii)  its constituent documents;

            (iii) any agreement or instrument to which it is a party; or

            (iv)  any obligation of the Company to any other person;

      (e) NO PROCEEDING: except as notified to the Financier in writing before the date of this document, no litigation or arbitration is current, pending or, to the knowledge of the Company, threatened, which has or the adverse determination of which would be likely to have a Material Adverse Effect;

      (f) NO TRUST: except as notified to the Financier in writing before the date of this document, it does not enter into this document as trustee of any trust; and

      (g) NO DEFAULT: no Event of Default or potential Event of Default subsists.

7.2   GENERAL

      (a) The Company acknowledges that the Financier enters into this document in reliance on the representations and warranties.

      (b) Each representation and warranty survives the execution of this document and is deemed repeated with reference to the facts and circumstances on each day that money is owing (actually or contingently) by the Company to the Financier under this document.

8     Events of Default

8.1   NATURE

      Each of the following is an Event of Default (whether or not caused by anything outside the control of the Company):

      (a) NON-PAYMENT: the Company does not pay any money due for payment by it under this document in accordance with this document;

      (b) VOID DOCUMENT this document is void, voidable or otherwise unenforceable by the Financier or is claimed to be so by the Company;

      (c) CESSATION OF BUSINESS: the Company ceases or threatens to cease to carry on its business or a substantial part of its business;

      (d) ENFORCEMENT OF OTHER SECURITY: a person who holds a Security Interest over property of the Company becomes entitled to exercise a right under that Security Interest against the property to recover any money the payment of which is secured by that Security Interest or enforce any other obligation the compliance with which is secured by it;

      (e)   INSOLVENCY:

            (i) the Company is or states that it is unable to pay from its own money all its debts as and when they become due and payable;

            (ii) the Company is taken or must be presumed to be insolvent or unable to pay its debts under any applicable legislation;

            (iii) an application or order is made for the winding up or dissolution of the Company or a resolution is passed or any steps are taken to pass a resolution for its winding up or dissolution;

            (iv) an administrator, provisional liquidator, liquidator or person having a similar or analogous function under the laws of any relevant jurisdiction is appointed in respect of the Company or any action is taken to appoint any such person and the action is not stayed, withdrawn or dismissed within seven days;

            (v) a controller is appointed in respect of any property of the Company;

            (vi) the Company is deregistered under the Corporations Act 2001 or notice of its proposed deregistration is given to the Company;

            (vii) the Company enters into or takes any action to enter into an arrangement (including a scheme of arrangement or deed of company arrangement), composition or compromise with, or assignment for the benefit of, all or any class of its creditors or members or a moratorium involving any of them;

8.2   ACCELERATION

      If an Event of Default subsists the Financier may at any time by notice to the Company do either or both of the following:

      (a)   not lend the Principal if it has not already been lent;

      (b) make the Outstanding Principal, any unpaid accrued interest or fees and any other money owing by the Company to the Financier in relation to this document immediately due for payment.


9     Costs and expenses

9.1   REIMBURSEMENT OF COSTS AND EXPENSES

      The Company must on demand pay and if paid by the Financier reimburse to the Financier:

      (a) the Financier's costs and expenses (including legal costs and expenses on a full indemnity basis) in relation to the exercise or attempted exercise or the preservation of any rights of the Financier under this document; and

      (b) any Taxes (but not including any Taxes paid or deducted or required to be paid or deducted under clause 6.2) and registration or other fees (including fines and penalties relating to the Taxes and fees) which are payable in relation to this document or any transaction contemplated by it.

9.2   TAXABLE SUPPLY

      (a) If GST is payable by the Financier on any supply made under this document the Company must pay to the Financier an amount equal to the GST payable on the supply.

      (b) That amount must be paid at the same time that the consideration for the supply is to be provided under this document and must be paid in addition to the consideration expressed elsewhere in this document.

      (c) On receiving that amount from the Company, the Financier must provide the Company with a tax invoice for the supply.

9.3   ADJUSTMENT EVENTS

      If an adjustment event arises in respect of any supply made by the Financier under this document, a corresponding adjustment must be made between the Financier and the Company in respect of any amount paid to the Financier by the Company under CLAUSE 9.2 and payments to give effect to the adjustment must be made.

9.4   PAYMENTS

      If the Company is required under this document to pay for or reimburse an expense or outgoing of the Financier or is required to make a payment under an indemnity in respect of an expense or outgoing of the Financier, the amount to be paid by the Company is the sum of:

      (a) the amount of the expense or outgoing less any input tax credit in respect of that expense or outgoing that the Financier is entitled to; and

      (b) if the Financier's recovery from the Company is in respect of a taxable supply, an amount equal to the GST payable by the Financier in respect of that recovery.

9.5   GST TERMINOLOGY

      The terms "adjustment event", "consideration", "GST", "input tax credit", "supply", "taxable supply" and "tax invoice" each has the meaning which it is defined to have in the A New Tax System (Goods and Services Tax) Act 1999.

10    General

10.1  FINANCIER'S DETERMINATION AND CERTIFICATE

      (a) A certificate by the Financier relating to this document is, in the absence of manifest error, conclusive evidence against the Company of the matters certified.

      (b) The Financier is not obliged to give the reasons for its determination or opinion in relation to any matter under this document.

10.2  SUPERVENING LEGISLATION

      Any present or future legislation which operates to lessen or vary in favour of the Company any of its obligations in connection with this document or to postpone, stay, suspend or curtail any rights of the Financier under this document is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

10.3  BUSINESS DAYS

      If the day on which anything, excluding a payment, is to be done by the Company under this document is not a business day, that thing must be done on the preceding business day.

10.4  AMENDMENT

      This document may only be varied or replaced by a document executed by the parties.

10.5  WAIVER AND EXERCISE OF RIGHTS

      (a) A right in favour of the Financier under this document, a breach of an obligation of the Company under this document or the occurrence of an Event of Default can only be waived by an instrument duly executed by the Financier. No other act, omission or delay of the Financier will constitute a waiver, binding, or estoppel against, the Financier.

      (b) A single or partial exercise or waiver by the Financier of a right relating to this document will not prevent any other exercise of that right or the exercise of any other right.

10.6  APPROVAL AND CONSENT

      The Financier may conditionally or unconditionally give or withhold any consent to be given under this document and is not obliged to give its reasons for doing so.

10.7  ASSIGNMENT

      (a) The Company must not assign or otherwise dispose of any right under this document without the written consent of the Financier.

      (b)   The Financier's rights under this document are assignable.

10.8  COUNTERPARTS

      This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one document.

10.9  GOVERNING LAW AND JURISDICTION

      This document is governed by and will be construed in accordance with the laws applicable in Queensland and the parties irrevocably and unconditionally submit to the non-exclusive jurisdiction of those courts.

10.10 JOINT AND SEVERAL LIABILITY

      Where two or more parties comprise the Company:

      (a) a reference to the Company includes each and any two or more of them; and

      (b) the obligations on the part of the Company bind them jointly and severally.

10.11 NOTICES

      (a) In addition to any other lawful means, a notice, demand, certification or other communication relating to this document may be given by:

            (i)   being personally served on a party; or

            (ii) being left at, or sent by pre-paid ordinary mail to, the party's address as specified in this document,

            and it will be deemed received, if posted, three business days after posting.

      (b)   The particulars for delivery of notices are initially:

            COMPANY:

            Address:   Level 10, 145 Eagle Street, Brisbane, Queensland, 4000

            Fax:       (07) 3832 6411

            Attention: Joe Morfea (Finance Manager)

            FINANCIER:

            Address: 10 Columbus Boulevard, Hartford, Connecticut, 06106 United States of America

            Fax:       +1 860 293 2349

            Attention: Dan Samela (President)

      (c) Each party may change its particulars for delivery of notices by notice to each other party.

EXECUTED as an agreement

EXECUTED by MAGELLAN PETROLEUM               )
AUSTRALIA LIMITED ACN 009 728 581            )

  /s/ A.E. de Norbury Rogers
------------------------------
A.E. de Norbury Rogers, Director

  /s/ Bruce McInnes
--------------------------------
Bruce McInnes, Secretary/Director

EXECUTED by MAGELLAN PETROLEUM               )
CORPORATION                                  )

  /s/ DANIEL J. SAMELA
---------------------------------------
   Daniel J. Samela, President